Exhibit 99.1

NEWS RELEASE
804 EAST GATE DRIVE, SUITE 200, MOUNT LAUREL, NJ 08054
FOR IMMEDIATE RELEASE
InTest Reports Preliminary Second Quarter 2026 Results
•Second Quarter Revenue Estimated to be Approximately $35 Million
•Second Quarter Gross Margin Estimated to be Approximately 40%
•Company to Revise First Quarter 2026 Gross Margin Downward by 220 Basis Points
•Updates FY26 Outlook: Raises Revenue to a Range of $135 million to $140 million on Strengthening Demand with Gross Margin of Approximately 43%
•Management to Report Second Quarter Results on Monday, August 10, 2026
MT. LAUREL, NJ – July 31, 2026 – InTest Corporation (NYSE American: INTT), a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets which include Semiconductor, Automotive/EV, Defense/Aerospace, Industrial, Life Sciences, and Safety/Security, today announced estimated revenue, gross margin, and operating expenses for the second quarter ended June 30, 2026, based on management’s preliminary review. The Company also announced that it intends to revise an overstatement of gross margin in its previously reported financial results for the first quarter ended March 31, 2026, and that no amendment of its previously filed reports is required.
Preliminary Second Quarter 2026 Results
The financial results in this press release are preliminary and subject to completion of the Company’s financial closing procedures. Actual results may vary materially from these preliminary financial results due to the completion of the Company’s financial closing procedures and other developments or information that may arise between now and the time of the finalization of the Company’s financial results for the three and six months ended June 30, 2026.
For the second quarter, revenue is expected to be approximately $35 million, gross margin is expected to be approximately 40%, and operating expenses are estimated to be $13.9 million. These figures compare to management’s second quarter guidance of $32 million to $34 million, approximately 45%, and $13.8 million to $14.2 million for revenue, gross margin, and operating expenses, respectively.
Second quarter revenue exceeded prior guidance range, driven by strengthening demand across several end markets. The shortfall to gross margin guidance for the second quarter is due to:
1.Lower than expected delivered gross margin on projects shipped by Alfamation. This was driven by unfavorable project mix and accounted for approximately 340 basis points of the total shortfall of about 500 basis points; and,
2.A delay in shipping approximately $2 million of ITS revenue into the third quarter due to a supply chain disruption which negatively impacted volume for the Environmental Technologies segment and accounted for approximately 160 basis points of the total shortfall of about 500 basis points.
Revision of First Quarter 2026 Financial Statements
Implementation issues with a new ERP system at Alfamation that went live in the first quarter contributed to overstated inventory and gross margin in the first quarter of 2026. The Company completed a physical inventory count within Alfamation’s operations as of June 30, 2026, and, based on extensive analysis of Alfamation’s inventory costs on projects shipped during the first and second quarters, management has determined that first quarter total consolidated gross profit was overstated by approximately $750,000. This equates to a 220-basis point downward revision to the Company’s previously reported Q1 gross margin. The Company has also determined

InTest Reports Preliminary Second Quarter 2026 Results

July 31, 2026
that this accounting error is not material for the quarter ended March 31, 2026; however, correcting the cumulative effect of the error in the current period would be material to the current-period results. As a result, the Company intends to revise financial results for the first quarter to include an approximately $750,000 reduction in inventory and increase to cost of sales as of and for the quarter ended March 31, 2026. While the Company believes that the accounting error was not material to the Q1 financial results, it was not able to determine that the error could not have been greater. As a result, the Company expects to report a material weakness in its internal control over financial reporting. The Company believes that the material weakness has now been remediated and fully expects to be able to demonstrate operating effectiveness by fiscal year-end.
Revised Full Year Outlook
The Company now expects full year 2026 revenue to be $135 million to $140 million compared to its prior revenue guidance range of $130 million to $135 million, reflecting its year-to-date performance, strengthening customer demand, and anticipated order activity in the second half of the year across several of its end markets. The Company now expects full year gross margin of approximately 43% (approximately 41.8% year-to-date), slightly below its prior guidance of 45%, reflecting the reductions in Alfamation’s gross margin for the first and second quarters of the year partially offset by an expectation of an improved mix of higher-margin revenue in the second half of the year compared to the first half. Full year operating expense guidance remains unchanged at $55 million to $57 million, amortization expense and interest expense remain unchanged at $2.6 million and $0.3 million, respectively, the effective tax rate is expected to remain at approximately 18%, and capital expenditures are estimated to remain at approximately 1% to 2% of revenue.
Management Commentary
“While the implementation of a new ERP system is generally understood to be challenging, it is nevertheless disappointing that we didn't realize sooner that Alfamation’s gross margin was overstated. In addition to revisions to first quarter gross margin, we are also making downward adjustments to our estimated gross margins on Alfamation orders to be delivered in the second half of the year,” stated Duncan Gilmour, Chief Financial Officer.
Rich Rogoff, President and CEO, added, “As I shared on my first earnings call last quarter, my top priority is instilling the operational discipline that keeps our systems and processes in step with the Company's growth. Addressing the reporting issue at Alfamation sits squarely within that mandate, and it has my full attention. Looking ahead, strengthening demand in our sales funnel across our end markets has led us to raise our full-year 2026 revenue outlook. End markets demand remains strong, and driving operating leverage and adjusted EBITDA expansion continues to be my focus.”
Second Quarter 2026 Results Conference Call and Webcast
The Company will host a conference call and webcast to discuss its results for the second quarter on Monday, August 10, 2026, at 8:30 a.m. ET. During the conference call, management will review the financial and operating results and discuss InTest’s corporate strategy and outlook. A question-and-answer session will follow. To listen to the live call, dial (877) 407-0792 or (201) 689-8263. In addition, the webcast and slide presentation may be found at https://www.intest.com/investor-relations.
A telephonic replay will be available from 12:30 p.m. ET on the day of the call through Monday, August 24, 2026. To listen to the archived call, dial (844) 512-2921 or (412) 317-6671 and enter replay pin number 13760855. The webcast replay can be accessed via the investor relations section of https://www.intest.com/, where a transcript will also be posted once available.
About InTest Corporation
InTest Corporation is a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets including both the front-end and back-end of the semiconductor manufacturing industry (“Semi”), Automotive/EV, Defense/Aerospace, Industrial, Life Sciences and Safety/Security. Backed by decades of engineering expertise and a culture of operational excellence, InTest solves difficult thermal, mechanical, and electronic challenges for customers worldwide. InTest’s growth strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, customer penetration and market expansion. For more information, visit https://www.intest.com/.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management’s current expectations. These forward-looking statements can often be identified by the use of forward-looking

InTest Reports Preliminary Second Quarter 2026 Results

July 31, 2026
terminology such as “continue,” “expects,” “guidance,” ”intend,” “outlook,” “plan,” “potential,” “strategy,” “target,” “estimated,” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to revise certain historical financial statements and the timing and impact of any revisions; the impact of a material weakness in the Company’s internal controls over financial reporting; the Company’s ability to execute on its VISION 2030 Strategy; realize the potential benefits of acquisitions and successfully integrate any acquired operations; grow the Company’s presence in its key target and international markets; manage supply chain challenges; convert backlog to sales and to ship product in a timely manner; the success of the Company’s strategy to diversify its markets; the impact of inflation on the Company’s business and financial condition; indications of a change in the market cycles in the semi market or other markets served; changes in business conditions and general economic conditions both domestically and globally including changes in U.S. and/or foreign trade policy, rising interest rates and fluctuation in foreign currency exchange rates; changes in the demand for semiconductors; access to capital and the ability to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by the Company’s customers; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.
Contacts:

InTest Corporation	Investors:
Duncan Gilmour	Jody Burfening / Sanjay M. Hurry
Chief Financial Officer and Treasurer	Alliance Advisors IR
Tel: (856) 505-8999	INTTIR@allianceadvisors.com
Tel: (212) 838-3777

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